Exhibit 99.4

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the statement on Schedule 13D (the “Schedule 13D”) filed on or about this date, including any future amendments thereto, relating to the acquisition of the right to vote in favor of the Agreement and Plan of Merger, dated as of June 21, 2006, by and among Concorde Career Colleges, Inc., Teach Acquisition Corporation and Liberty Partners Holdings 28 LLC, and the transactions contemplated thereby, is being or will be, as applicable, filed on behalf of the undersigned.

Each of the undersigned hereby acknowledges that pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, that each person on whose behalf the statement on Schedule 13D is filed is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; and that such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in one or more counterparts by each of the undersigned, and each of which, taken together, shall constitute one and the same instrument.

Date: June 29, 2006	LIBERTY PARTNERS HOLDINGS 28 LLC
	By:		Liberty Partners, L.P., its Sole Manager
		By:	PEB Associates, Inc., its General Partner

		By:	/s/ G. Michael Stakias

G. Michael Stakias President

LIBERTY PARTNERS, L.P.
	By:		PEB Associates, Inc., its General Partner

		By:	/s/ G. Michael Stakias

G. Michael Stakias President

PEB ASSOCIATES, INC.

	By:		/s/ G. Michael Stakias

G. Michael Stakias President

/s/ Peter E. Bennett

Peter E. Bennett, individually

/s/ G. Michael Stakias

G. Michael Stakias, individually

/s/ Michael S. Levine

Michael S. Levine, individually

/s/ Michael J. Kluger

Michael J. Kluger, individually

/s/ Thomas G. Greig, III

Thomas G. Greig, III, individually

/s/ Yvonne V. Marsh

Yvonne V. Marsh, individually